Exhibit 99.1

Mallinckrodt plc Announces Exchange Offers and Consent Solicitations
STAINES-UPON-THAMES, United Kingdom, November 5, 2019 - Mallinckrodt plc (NYSE: MNK) today announced the commencement of private offers (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) by its wholly owned subsidiaries, Mallinckrodt International Finance S.A. and Mallinckrodt CB LLC (the “Issuers”) to exchange:

•
any and all of the 4.875% Senior Notes due 2020 (the “Existing 4.875% 2020 Notes”) issued by the Issuers for new 10.000% Second Lien Senior Secured Notes due 2025 to be issued by the Issuers (the “New Notes”); and

•
the 5.750% Senior Notes due 2022 (the “Existing 5.750% 2022 Notes”), 4.750% Senior Notes due 2023 (the “Existing 4.750% 2023 Notes”), 5.625% Senior Notes due 2023 (the “Existing 5.625% 2023 Notes”) and 5.500% Senior Notes due 2025 (the “Existing 5.500% 2025 Notes”) (collectively, the “Existing Non-2020 Notes”, and together with the Existing 4.875% 2020 Notes, the “Existing Notes”) issued by the Issuers for up to $355 million of New Notes.

In connection with the Exchange Offers, the Issuers are also soliciting consents (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations” and, together with the Exchange Offers, the “Exchange Offers and Consent Solicitations”) from holders of each series of the Existing Notes (other than the Existing 4.750% 2023 Notes) to amend (collectively, the “Proposed Amendments”) the indentures governing such series of Existing Notes (collectively, the “Existing Indentures”) to eliminate substantially all of the restrictive covenants under the Existing Indentures, modify or eliminate certain other provisions of the Existing Indentures, and waive certain defaults and events of default, if any, under the Existing Indentures, subject to the terms and conditions set forth in the Issuers’ confidential offering memorandum and consent solicitation statement, dated November 5, 2019 (the “Offering Memorandum and Consent Solicitation Statement”). If the Proposed Amendments are adopted, certain terms of these series of Existing Notes and the corresponding Existing Indentures will be less restrictive and will afford reduced protection to holders of such Existing Notes compared to those terms and protections currently in such Existing Notes and such Existing Indentures or those terms and protections that will be applicable to the New Notes. The consent of the holders of a majority of the aggregate principal amount of the Existing Notes outstanding of each series that is the subject of a Consent Solicitation will be required in order to effectuate the Proposed Amendments with respect to the Existing Indenture for each such series.
The following table sets forth each series of Existing Notes subject to the Exchange Offers and Consent Solicitations and the “Exchange Offer Consideration”, the “Early Participation Premium” and the “Total Offer Consideration” offered in the Exchange Offers and Consent Solicitations.

Existing Notes to be Exchanged	Exchange Offer Consideration(1)	Early Participation Premium(1)	Total Offer Consideration(1)(2)
Existing 4.875% 2020 Notes	$800	$50	$850
Existing 5.750% 2022 Notes	$425	$50	$475
Existing 4.750% 2023 Notes	$320	$50	$370
Existing 5.625% 2023 Notes	$375	$50	$425
Existing 5.500% 2025 Notes	$375	$50	$425

(1)	For each $1,000 principal amount of the Existing Notes (as defined herein) accepted for exchange.

(2)	Includes the Early Participation Premium (as defined herein).

The Exchange Offers and Consent Solicitations are being made only to Eligible Holders (as defined below) and will expire at the end of the day, 11:59 p.m., New York City time, on December 4, 2019 (the “Expiration Time”). The settlement date for the Exchange Offers and Consent Solicitations will occur promptly after the Expiration Time (the “Settlement Date”), subject to all conditions to the Exchange Offers and Consent Solicitations having been satisfied or waived by the Issuers. Eligible Holders must validly tender (and not validly withdraw) their Existing Notes at or prior to 5:00 p.m., New York City time, on November 19, 2019 (the “Early Delivery Time”), in order to be entitled to receive the applicable “Early Participation Premium” shown in the table above. Existing Notes tendered after the Early Delivery Time but prior to the Expiration Time will only be entitled to receive the applicable “Exchange Offer Consideration” shown in the table above. Eligible Holders of Existing Notes may deliver their consent to the Proposed Amendments to the corresponding Existing Indenture for such series pursuant to the Consent Solicitations only by tendering Existing Notes of the applicable series in the applicable Exchange Offer. Eligible Holders may not deliver a consent pursuant to the Consent Solicitations without tendering Existing Notes in the applicable Exchange Offer. If an Eligible Holder tenders Existing Notes in an Exchange Offer, such Eligible Holder will also be delivering its consent, with respect to the principal amount of such tendered Existing Notes that are accepted in such Exchange Offer, to the applicable Proposed Amendments.

Tenders may be validly withdrawn at any time on or prior to 5:00 p.m., New York City time, on November 19, 2019 (the “Withdrawal Deadline”), but not thereafter, unless required by law. A valid withdrawal of tendered Existing Notes will also constitute the revocation of the related consent to the Proposed Amendments to the corresponding Existing Indenture for that series. Consents may only be revoked by validly withdrawing the tendered Existing Notes prior to the Withdrawal Deadline. An Eligible Holder must tender all of its Existing Notes in the Exchange Offers in order to participate in any Exchange Offer. An Eligible Holder may only withdraw Existing Notes from an Exchange Offer if it also validly withdraws its tender of all Existing Notes pursuant to the Exchange Offers.
The New Notes will be secured by a second lien security interest in all collateral that currently secures Mallinckrodt plc’s senior secured credit facilities (subject to certain exceptions described in the Offering Memorandum and Consent Solicitation Statement). The New Notes will be guaranteed by each entity that currently guarantees Mallinckrodt plc’s senior secured credit facilities (subject to certain exceptions described in the Offering Memorandum and Consent Solicitation Statement). The New Notes will accrue interest from the date of issuance. Holders will receive a cash payment for any amounts of accrued and unpaid interest on the Existing Notes.
The maximum aggregate principal amount of New Notes issued in the Exchange Offers for the Existing Non-2020 Notes will not exceed $355 million (the “Maximum Non-2020 Exchange Amount”). In the event that the amount of New Notes issuable in respect of the Existing Non-2020 Notes would exceed the Maximum Non-2020 Exchange Amount absent such limitation, but would not exceed such Maximum Non-2020 Exchange Amount if no Existing 4.750% 2023 Notes were accepted, the Issuers will accept Existing 4.750% 2023 Notes that have been tendered, on a pro rata basis, up to an aggregate amount such that the New Notes issued in respect of the Existing Non-2020 Notes will not exceed the Maximum Non-2020 Exchange Amount. In the event that the amount of New Notes issuable in respect of the Existing Non-2020 Notes would exceed the Maximum Non-2020 Exchange Amount regardless of whether or not any Existing 4.750% 2023 Notes were accepted, the Issuers will not accept any Existing 4.750% 2023 Notes and will accept all other Existing Non-2020 Notes that have been tendered, on a pro rata basis, up to an aggregate amount such that the New Notes issued in respect of such Existing Non-2020 Notes will not exceed the Maximum Non-2020 Exchange Amount. Accordingly, if the Proposed Amendments receive the Requisite Consents, a holder who participates in an Exchange Offer for the Existing Non-2020 Notes may continue to hold Existing Non-2020 Notes following the consummation of the Exchange Offers and may no longer benefit from certain of the protections provided by the Existing Indentures governing its Existing Non-2020 Notes.
In addition, on November 5, 2019, Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Private Design Fund IV, L.P. (such holders, the “Exchanging Holders”), collectively holding approximately $432.4 million aggregate principal amount of the Existing Notes (approximately 19.1% of the aggregate principal amount outstanding), entered into an exchange agreement (the “Exchange Agreement”) with the Issuers. Pursuant to the Exchange Agreement, the Exchanging Holders agreed to exchange with the Issuers on the Settlement Date, separate from the Exchange Offers, their Existing Notes held as of the date of the Exchange Agreement (comprised of approximately $67.6 million aggregate principal amount of Existing 4.875% 2020 Notes, approximately $258.7 million aggregate principal amount of the Existing 4.750% 2023 Notes, approximately $98.5 million aggregate principal amount of the Existing 5.625% 2023 Notes and approximately $75.2 million aggregate principal amount of Existing 5.500% 2025 Notes) for approximately $227.0 million aggregate principal amount of New Notes. The exchange by the Exchanging Holders of Existing Notes on the Settlement Date pursuant to the Exchange Agreement will not be subject to proration. The Exchanging Holders have also agreed to consent to the Proposed Amendments with respect to all of such Exchanging Holders’ Existing Notes that are the subject of the Consent Solicitations. In addition, under the Exchange Agreement, the Issuers have granted an option to the Exchanging Holders, exercisable up to five times for 60 days after the date the Exchange Offers are consummated, to exchange any Existing Notes they may acquire after the execution of the Exchange Agreement for up to $100 million aggregate principal amount of additional New Notes (provided that any such subsequently acquired Existing Non-2020 Notes may only be exchanged for up to $75 million aggregate principal amount of additional New Notes and that the aggregate principal amount of New Notes to be issued upon the exercise of each such option may not be less than the lesser of (x) $10 million and (y) the entire remaining amount available with respect to such options). Pursuant to the Exchange Agreement, the Exchanging Holders are entitled to receive in exchange for their Existing Notes exchanged in connection with the exercise of such option the same amount of New Notes that Eligible Holders are entitled to receive in the applicable Exchange Offers for each $1,000 principal amount of Existing Notes exchanged.
Each Exchange Offer and corresponding Consent Solicitation for a series of Existing Notes is being made independently of the Exchange Offers and Consent Solicitations for the other series of Existing Notes and is not conditioned upon the completion of any of the other Exchange Offers and Consent Solicitations. The Issuers reserve the right to terminate, withdraw or amend each Exchange Offer or Consent Solicitation without also terminating, withdrawing or amending any of the other Exchange Offers and Consent Solicitations. The consummation of each Exchange Offer and corresponding Consent Solicitation is subject to, and conditional upon, the satisfaction or waiver of customary conditions, as described in the Offering Memorandum and Consent Solicitation Statement. No minimum participation requirement is applicable to the Exchange Offers and Consent Solicitations.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers and Consent Solicitations are only being made to persons who certify that they are (a) “qualified institutional buyers” as defined in Rule 144A under the Securities Act or (ii) are not, and are not acting on behalf of, a “U.S. person” as defined in Rule 902 of Regulation S under the Securities Act (such persons, “Eligible Holders”). As such, documents relating to the Exchange Offers and Consent Solicitations will only be distributed to holders of Existing Notes who complete and return an eligibility letter (“Eligibility Letter”) confirming that they are Eligible Holders of Existing Notes.
The complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the Offering Memorandum and Consent Solicitation Statement, copies of which may be obtained by Eligible Holders by contacting D.F. King Co., Inc., the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, at: (866) 356-7814 (toll free) or: (212) 269-5550 (bankers and brokers call collect) or email at mnk@dfking.com. The Eligibility Letter is available electronically at: www.dfking.com/mnk.
ABOUT MALLINCKRODT
Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The company’s Specialty Brands reportable segment’s areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; analgesics and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.
Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.
CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS
Statements in this document that are not strictly historical, including statements regarding the terms of the proposed settlement, statements regarding the ongoing lawsuits against Mallinckrodt plc and its subsidiaries, and any other statements regarding events or developments that the company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt’s products; Mallinckrodt’s ability to realize anticipated growth, synergies and cost savings from acquisitions; conditions that could necessitate an evaluation of Mallinckrodt’s goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt’s and Mallinckrodt’s licensers’ ability to successfully develop or commercialize new products; Mallinckrodt’s and Mallinckrodt’s licensers’ ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for Acthar Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; the effectiveness of information technology infrastructure; cybersecurity and data leakage risks; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; any future actions taken with respect to the Specialty Generics business; and Mallinckrodt plc’s ability to complete the Exchange Offers, the Consent Solicitations and the transactions contemplated by the

Exchange Agreement, including the expected timing of completion of the Exchange Offers and receipt of requisite consents in the Consent Solicitations.
These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 28, 2018. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.
CONTACTS
Investor Relations
Daniel J. Speciale, CPA
Vice President, Investor Relations and IRO
314-654-3638
daniel.speciale@mnk.com

Media
Daniel Yunger
Kekst CNC
212-521-4879
mallinckrodt@kekstcnc.com

Mallinckrodt, the “M” brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2019 Mallinckrodt. 9/19

4